Exhibit 99.1

News Release

Media Contact:	Roger Hoadley
VP, Communications
rhoadley@waddell.com

Waddell & Reed Financial Furthers Transformation
with Appointment of Industry Veteran Dan Hanson as Chief Investment Officer

Overland Park, KS, June 11, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR), parent company of Ivy Investment Management Company, has named Daniel P. Hanson, CFA®, as Chief Investment Officer (CIO), filling a key role with a versatile industry veteran and prominent environmental, social and governance (ESG) investor as the firm continues to position itself for future organic and inorganic growth.

“First and foremost, Dan is a firm believer in fundamental active management and has a long track record of strong investment performance,” said CEO Philip J. Sanders.  Sanders further noted that, “Dan’s approach to ESG integration is a natural complement to our culture and heritage of identifying strong, sustainable business models.  Dan’s extensive experience in product development, and commitment to proprietary research and sustainable investing, align with our strategic plans and our values-based culture,” said Sanders.

Hanson, who has more than 25 years of investment and leadership experience, is leading the firm’s investment management division. He is also a member of the Company’s executive leadership team, reporting to Sanders, who had served as CIO since 2011.

Hanson has served as an investment executive at BlackRock, Jarislowsky Fraser and JANA Partners.  He also was an investment banker at Bear Stearns earlier in his career.  Hanson brings significant experience in global and ESG investing through his work at BlackRock, where he spent 10 years as a portfolio manager and as Managing Director, Office of the CIO.  Hanson managed the BlackRock Socially Responsible Equity strategy as well as co-led the Large Cap Series funds with $23 billion in assets under management and maintained a leadership role in establishing the firm’s ESG initiatives.  Subsequently, he was Partner and Head of U.S. Equities, and Co-Chair of the Investment Strategy Committee overseeing $30 billion in assets under management with Jarislowsky Fraser Global Investment Management, where he established the New York office for the Montreal-headquartered firm.  Most recently, Hanson served as Head of Impact Investing for JANA Partners.

“Waddell & Reed and Ivy Investments®  have a deep commitment to investment excellence and client stewardship, and I am looking forward to working with the team,” said Hanson.

Hanson has also been on the professional faculty at the University of California-Berkeley Haas School of Business since 2016.  In that role, he has been a judge for the Moskowitz Research Prize, the only global award recognizing outstanding quantitative research in sustainable and responsible investing.  He is involved in a number of initiatives in the areas of governance, corporate reporting and sustainable investing, and has received The Investor Responsibility Research Center Institute (IRRCi) research award.  He helped establish the Sustainable Accounting Standards Board (SASB), where he served as a founding member of the board of directors from 2011 to 2016.

“Dan brings diverse and direct experience that will both complement and elevate the work of our broad investment team,” said Sanders. “His dynamic insight and leadership will be instrumental as we execute on strategies to build, integrate and ensure the long-term success of our business.”

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

IVY INVESTMENTS®  refers to the investment management and investment advisory services offered by Ivy Investment Management Company, the financial services offered by Ivy Distributors, Inc., a FINRA member broker dealer and the distributor of the IVY FUNDS®  mutual funds and IVY VARIABLE INSURANCE PORTFOLIOS®, and the financial services offered by their affiliates.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our business strategy and other plans and objectives for future operations, including statements with respect to organic and inorganic growth and the transformation of our business. These statements are generally identified by the use of such words as “continue,” “look forward,” “ensure” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2018 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2019. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.